Exhibit 99.3

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directs and Members of

Sunbeam Holdings, L.P.

Sunrise, Florida

We have reviewed the accompanying condensed consolidated balance sheet of Sunbeam Holdings, L.P. and its subsidiaries (the “Company”) as of March 31, 2014, and the related condensed consolidated statements of income and comprehensive income and cash flows for the three-month periods ended March 31, 2014 and 2013 (the “interim financial information”).

Management’s Responsibility for the Interim Financial Information

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the interim financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Consolidated Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2013, and the related consolidated statements of income and comprehensive income, equity, and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated March 31, 2014. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2013, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

June 6, 2014

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited) (in thousands, except share data)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$105,890	$100,562
Restricted cash	18,023	14,270
Restricted marketable securities	4,481	4,231
Accounts receivable, net of allowances of $18.2 million and $20.1 million as of March 31, 2014 and December 31, 2013, respectively	133,993	130,541
Deferred taxes	11,996	13,902
Other current assets	31,570	23,655

Total current assets	305,953	287,161
Property and equipment, net	29,784	29,462
Goodwill	912,160	881,023
Other intangible assets, net	541,323	512,299
Other assets	35,410	22,427

Total assets	$1,824,630	$1,732,372

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8,270	$8,270
Accounts payable	1,397	1,168
Accrued salaries and benefits	84,438	70,178
Accrued professional liabilities	13,033	11,895
Other current liabilities	28,877	23,019

Total current liabilities	136,015	114,530
Long-term debt, net of current portion	1,203,029	1,135,022
Deferred taxes	171,616	174,803
Accrued professional liabilities	52,896	48,501
Other long-term liabilities	10,478	10,784

Total liabilities	1,574,034	1,483,640

Commitments and contingencies (Note 14)

Equity:
General Partner	1	1
Class A Units, 416,563 authorized and issued as of March 31, 2014 and December 31, 2013	211,810	210,155
Class B Units, 110,034 authorized and 87,155 issued as of March 31, 2014 and December 31, 2013	12,111	11,968
Class D Units, 38,475 and 30,275 authorized and issued as of March 31, 2014 and December 31, 2013	—	—
Accumulated other comprehensive income, net of tax	2	2

Total members’ equity	223,924	222,126
Noncontrolling interests	26,672	26,606

Total equity	250,596	248,732

Total liabilities and equity	$1,824,630	$1,732,372

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (unaudited) (in thousands)

	For the Three Months Ended March 31,
	2014	2013
Revenue, net of contractual discounts	$263,458	$229,626
Provision for uncollectibles	(12,636)	(12,950)

Net revenue	250,822	216,676

Operating expenses
Practice personnel expenses	179,509	157,654
Other practice expenses	17,291	15,830
General and administrative	22,361	15,442
Depreciation and amortization	9,889	8,743

Income from operations	21,772	19,007

Interest expense, net	19,017	12,006
Loss on extinguishment of debt	—	4,390
Other expense, net	12	—

Income before income taxes and noncontrolling interests	2,743	2,611

Provision for income taxes	1,138	1,372

Net income before unconsolidated joint ventures	1,605	1,239
Net income (loss) from unconsolidated joint ventures	(432)	—

Net income	1,173	1,239

Net (income) loss attributable to noncontrolling interests	(635)	(917)

Net income attributable to Sunbeam Holdings, L.P. and subsidiaries’ limited partners	$538	$322

Net income	$1,173	$1,239
Other comprehensive income, net of taxes:
Net change in fair value of investments, net of taxes	—	3

Total comprehensive income	1,173	1,242

Less: Comprehensive income attributable to noncontrolling interests	(635)	(917)

Comprehensive income attributable to Sunbeam Holdings, L.P. and subsidiaries’ limited partners	$538	$325

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$1,173	$1,239
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	7,121	6,436
Non-cash interest expense—debt	1,321	1,119
Depreciation	2,768	2,307
Loss on disposal of fixed assets	—	11
Net loss from unconsolidated joint ventures	432	—
Loss on divestiture	1,817	—
Loss on extinguishment of debt	—	4,390
Provision for uncollectibles	12,636	12,950
Equity-based compensation expense	1,255	830
Provision for deferred income taxes	(1,282)	(2,017)
Changes in operating assets and liabilities:
Accounts receivable	(6,591)	(15,258)
Other current assets	(3,593)	(1,567)
Other assets	(229)	26
Accounts payable	65	(217)
Accrued professional liabilities	212	2,232
Other accrued expenses	12,518	8,208

Net cash provided by operating activities	29,623	20,689

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(80,379)	(1,434)
Purchases of marketable securities	(1,494)	—
Maturities of marketable securities	1,245	978
Change in restricted cash	(3,753)	—
Capital expenditures	(2,886)	(2,387)
Investments in joint ventures	(4,217)	—

Net cash used in investing activities	(91,484)	(2,843)

Cash flows from financing activities:
Borrowings of debt	70,000	672,000
Debt issuance costs	(350)	(9,575)
Repayment of debt	(1,893)	(598,680)
Redemption of units	—	(296)
Distributions to noncontrolling interests	(570)	(499)

Net cash provided by financing activities	67,187	62,950

Increase in cash and cash equivalents	5,328	80,796
Cash and cash equivalents:
Beginning of year	100,562	64,636

End of period	$105,890	$145,432

Supplemental cash flow information:
Interest paid	$17,489	$10,551
Taxes paid	2,999	7,203

Supplemental disclosure for noncash transactions:
Carrying amount of deconsolidated practices (Note 2)	$11,860	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(1) Organization

Sunbeam Holdings, L.P. and its subsidiaries (the “Company”), which operate under the name Sheridan, is a national provider of multi-specialty physician services to hospitals, ambulatory surgery centers and other healthcare facilities. The Company focuses on delivering comprehensive physician services, primarily in the areas of anesthesiology, children’s services, radiology and emergency medicine to healthcare facilities. The Company’s contracts with healthcare facilities authorize it to bill and collect charges for fee for service medical services rendered by the Company’s healthcare professionals and employees in exchange for the provision of services to the patients of these facilities. Contract revenue is earned directly from the Company’s hospital customers through a variety of payment arrangements that are established when payments from third-party payors are inadequate to support the costs of providing the services required under the contract. The Company also provides physician services and manages office-based practices in the areas of gynecology, obstetrics and perinatology.

(2) Basis of Presentation

Principles of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for annual financial statements. All adjustments necessary for a fair presentation have been included. All such adjustments are considered to be of a normal and recurring nature. Interim results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2014. The preparation of the financial statements in conformity with GAAP requires management to makes estimates and assumptions that affect the amounts reported in the accompanying condensed consolidated financial statements and notes. Actual results could differ from those estimates.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries along with the accounts of the affiliated professional corporations (“PC”s) with which the Company currently has specific management arrangements. The Company’s agreements with these PCs provide that the term of the arrangements are permanent, subject only to termination by the Company, except in the case of gross negligence, fraud or bankruptcy of the Company. These arrangements are captive in nature as a majority of the outstanding voting equity instruments of the PCs are owned by nominee shareholders appointed at the sole discretion of the Company. The Company has a contractual right to transfer the ownership of the PCs at any time to any person it designates as the nominee shareholder. The Company has the right to receive income, both as ongoing fees and as proceeds from the sale of its interest in the PCs, in an amount that fluctuates based on the performance of the PC and the change in the fair value of the Company’s interest in the PC. The Company has exclusive responsibility for the provision of all non-medical services required for the day-to-day operation and management of the PCs and establishes the guidelines for the employment and compensation of the physicians. In addition, the agreements provide that the Company has the right, but not the obligation, to purchase, or to designate a person(s) to purchase, the stock of the PCs for a nominal amount. Separately, in its sole discretion, the Company has the right to assign its interest in the agreements. Based upon the provisions of these agreements, the Company has determined that the PCs are variable interest entities and that the Company is the primary beneficiary as defined in the accounting guidance for consolidation.

The Company also consolidates a variable interest entity (“VIE”) for which the Company is deemed the primary beneficiary; however, the assets are owned by, and the liabilities are obligations of this VIE, not the Company. This VIE is not a guarantor of the Company’s debts. As of March 31, 2014 and December 31, 2013,

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(2) Basis of Presentation (continued)

Principles of Presentation (continued)

the total assets included in the Company’s consolidated balance sheets relating to this VIE were approximately $3.4 million and $3.7 million, respectively, which excludes goodwill and intercompany balances.

All intercompany and interaffiliate accounts and transactions have been eliminated.

Investment in Joint Venture

The Company’s joint venture (“JV”) with a subsidiary of HCA Holdings, Inc. (“HCA”) commenced operations in February 2014. The JV was formed to provide hospital-based physician services to HCA affiliates. The Company owns 51% of the JV, and, under the terms of the limited liability and related agreements, the Company earns billing and management fees and earnings distributions, and has no material obligations or guarantees related to the JV. The Company determined that the JV is a VIE due to the Company’s equity interest, billing and management fees, and earnings distributions; however, it is not the primary beneficiary of the JV as it does not have the power to direct the activities that most significantly impact the JV’S economic performance due to shared control with HCA. Therefore, the Company has accounted for its investment in the JV under the equity method of accounting.

On February 1, 2014, the Company contributed eight sites of service to the JV. The Company accounted for the contribution of the eight sites of service in accordance with ASC 810 “Deconsolidation of a subsidiary or derecognition of a group of assets.” Accordingly, the Company deconsolidated the eight sites of service with a carrying amount of approximately $11.8 million, comprised primarily of goodwill and other intangible assets. The Company recorded a $10.0 million investment in the JV equal to the fair value of the Company’s retained investment in the assets contributed. The Company recorded a loss on divestiture of $1.8 million in the first quarter of 2014 which is included in general and administrative expenses in the accompanying condensed consolidated statement of income and comprehensive income. The loss on divestiture is the difference between the fair value of the Company’s retained interest in the JV and the carrying amount of the assets contributed to the JV. The Company also contributed approximately $4.2 million of cash to the JV during February 2014. As of March 31, 2014, the Company’s investment in the JV totaled approximately $14.0 million which has been recorded in other assets in the accompanying condensed consolidated balance sheet.

Recent Accounting Pronouncements

Changes to U.S. GAAP are established by the Financial Accounting Standards Board (FASB) in the form of accounting standards updates (ASU’s) to the FASB’s Accounting Standards Codification. The Company considers the applicability and impact of all ASU’s. ASU’s not listed below were assessed and determined to be either not applicable or are expected to have minimal impact on the Company’s consolidated financial position or results of operations.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(2) Basis of Presentation (continued)

Recent Accounting Pronouncements (continued)

obtain or fulfill a contract. The guidance is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018 using one of two retrospective application methods. The Company is currently assessing the impact of this guidance on its condensed consolidated financial statements.

In July 2013, the FASB issued ASU No. 2013-11, “Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists” (ASU 2013-11). The guidance requires an entity to present its unrecognized tax benefits net of its deferred tax assets when settlement in this manner is available under the tax law, which would be based on facts and circumstances as of the balance sheet reporting date and would not consider future events. Gross presentation in the notes to the financial statements is required. ASU 2013-11 is applicable on a prospective basis to all unrecognized tax benefits that exist at the effective date, with the option to apply it retrospectively. The guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014, with early adoption permitted. The Company is currently assessing the impact of this guidance on its condensed consolidated financial statements.

(3) Restricted Cash and Marketable Securities

In accordance with the provisions of a reinsurance agreement between the Company and a third-party insurer, acting as a fronting agent, the Company is required to collateralize the fronting agent’s exposure. The fronting agent’s exposure was collateralized by a trust at March 31, 2014 and December 31, 2013. At March 31, 2014 and December 31, 2013, the cash balances restricted under such arrangement were $18.0 million and $14.3 million, respectively. At March 31, 2014 and December 31, 2013, total marketable securities restricted under such arrangement were $4.5 million and $4.2 million, respectively. Such amounts are classified as current assets based upon the maturity of the respective securities and management’s expectation with regard to these securities.

The Company’s restricted marketable securities consist of the following (in thousands):

	March 31, 2014				December 31, 2013
	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Cost or Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Certificates of deposit	$4,479	$2	$—	$4,481	$4,229	$2	$—	$4,231

The original contractual maturities for the Company’s marketable securities at March 31, 2014 are all due within one year.

(4) Accounts Receivable, Net

Accounts receivable are reflected in the consolidated balance sheets net of contractual discounts and provision for uncollectibles. The Company periodically reassesses its accounts receivable, net by analyzing historical cash collections, changes in payor mix and accounts receivable agings. Actual collections of accounts receivable in subsequent periods may require changes in the estimated provision for uncollectibles. Changes in these estimates are charged or credited to the consolidated statement of income and comprehensive income in the period of change. Material changes in estimate may result from unforeseen write-offs of patient or third-party accounts receivable, unsuccessful disputes with managed care payors, adverse macro-economic conditions which

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(4) Accounts Receivable, Net (continued)

limit patients’ ability to meet their financial obligations for the care provided by our physicians, or broad changes to government regulations that adversely impact reimbursement rates for services provided by the Company. The Company recorded write-offs, net of recoveries, of $15.5 million for both three-month periods ended March 31, 2014 and 2013.

Accounts receivable, net consists of the following (in thousands):

	March 31, 2014	December 31, 2013
Fee for service receivables	$140,677	$143,066
Provision for uncollectibles	(17,854)	(19,943)

Fee for service receivables, net	122,823	123,123
Contract receivables, net	8,673	6,499
Management fee and other receivables, net	2,497	919

Accounts receivable, net	$133,993	$130,541

(5) Other Current Assets

Other current assets consist of the following (in thousands):

	March 31, 2014	December 31, 2013
Income taxes receivable	$12,559	$12,055
Prepaids	7,166	5,323
Other	11,845	6,277

Total other current assets	$31,570	$23,655

(6) Property and Equipment, Net

Property and equipment, net consists of the following (in thousands):

	March 31, 2014	December 31, 2013
Equipment, computer hardware and software	$33,644	$32,889
Furniture and fixtures	8,342	8,262
Leasehold improvements	7,961	8,158
Capitalized projects in progress	5,475	3,491

Total	55,422	52,800
Accumulated depreciation and amortization	(25,638)	(23,338)

Property and equipment, net	$29,784	$29,462

The Company recorded depreciation and other amortization expense of approximately $2.8 million and $2.3 million for the three months ended March 31, 2014 and 2013, respectively.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(7) Business Combinations

A significant portion of the Company’s growth during the past decade has come from acquisitions of regional provider groups and other smaller physician practices along with new contracts, all of which has in part been driven by industry consolidation trends.

During the three months ended March 31, 2014, the Company completed the acquisition of two physician group practices. In February 2014, the Company acquired all of the stock of a physician group practice that provides anesthesia and pain management services in Florida. In March 2014, the Company acquired certain assets of a physician group that provides anesthesia and pain management services in Florida as well.

These acquisitions have expanded the Company’s presence in the markets of the respective acquisitions. The results of operations of the acquired businesses have been included in the Company’s consolidated financial statements beginning on the respective acquisition dates. These acquisitions added approximately $12.0 million of net revenue and $2.0 million of gross profit for the three months ended March 31, 2014. Pro forma results of operations have not been presented because the effect of these acquisitions is not material to the Company’s consolidated results of operations individually or in the aggregate.

The allocation of purchase price to the fair value of tangible and intangible assets and liabilities, as well as the estimated useful lives of the acquired assets, is provisional and remains preliminary as management continues to assess the valuation of these items and any ultimate purchase price adjustments based on the final assets and net working capital, as prescribed by the purchase agreements. The Company recorded goodwill of approximately $36.5 million ($35.3 million of which is tax deductible goodwill) in accordance with the provisions of ASC 805, “Business Combinations” (“ASC 805”) as follows (in thousands):

Fair value of consideration transferred, net of cash acquired	$80,379
Net assets acquired:
Working capital	554
Other assets	605
Intangible assets	42,661
Other long-term liabilities	80

Total net assets acquired	43,900

Goodwill resulting from the acquisitions	$36,480

(8) Goodwill and Other Intangible Assets

The changes in the carrying amounts of goodwill are as follows (in thousands):

Goodwill, December 31, 2013	$881,023
Acquisitions	36,480
Other adjustments	(5,343)

Goodwill, March 31, 2014	$912,160

In conjunction with the commencement of operations of the JV, the Company contributed $5.3 million of goodwill during the three months ended March 31, 2014. (See Note 2)

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(8) Goodwill and Other Intangible Assets (continued)

Other intangible assets consist of the following (in thousands):

	March 31, 2014			December 31, 2013
	Gross Amount	Accumulated Amortization	Net Amount	Gross Amount	Accumulated Amortization	Net Amount
Definite-lived intangible assets:
Customer relationships with hospitals	$584,421	$(122,157)	$462,264	$549,537	$(115,197)	$434,340
Noncompete agreements	16,147	(13,448)	2,699	14,886	(13,287)	1,599

Total definite-lived intangible assets	600,568	(135,605)	464,963	564,423	(128,484)	435,939
Indefinite-lived intangible assets:
Corporate trade name	76,360	—	76,360	76,360	—	76,360

Total intangible assets	$676,927	$(135,605)	$541,323	$640,783	$(128,484)	$512,299

The Company’s other intangible asset amortization expense for the three months ended March 31, 2014 and the three months ended March 31, 2013 was $7.1 million and $6.4 million, respectively.

(9) Other Current Liabilities

Other current liabilities consist of the following (in thousands):

	March 31, 2014	December 31, 2013
Refunds payable	$13,615	$12,055
Other accrued expenses	15,262	10,964

Total other current liabilities	$28,877	$23,019

(10) Accrued Professional Liabilities

The Company’s professional liability loss reserves included in other accrued liabilities and other non-current liabilities in the accompanying condensed consolidated balance sheets consisted of the following (in thousands):

	March 31, 2014	December 31, 2013
Estimated losses under self-insured programs	$31,576	$27,915
Incurred but not reported losses	34,353	32,481

Total accrued professional liabilities	65,929	60,396
Less estimated payable within one year	13,033	11,895

	$52,896	$48,501

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(10) Accrued Professional Liabilities (continued)

The changes to the Company’s estimated losses under self-insured programs as of March 31, 2014 were as follows (in thousands):

Balance, December 31, 2013	$60,396
Provisions related to current period	3,314
Payments for prior period reserves	(3,102)
Other, net	5,321

Balance, March 31, 2014	$65,929

Other, net comprises liabilities assumed in connection with the Company’s acquisitions and changes in reserves associated with third-party insurance policies.

(11) Long-Term Debt

Long-term debt consists of the following (in thousands):

	March 31, 2014	December 31, 2013
$818.2 million and $750.1 million, 2013 Term Loan, respectively, net of unamortized discount of $4.5 million and $4.3 million, respectively, payable in quarterly installments through June 29, 2018; interest at Interbank Offered Rate (“LIBOR”) with a floor of 1.00% plus 3.50% (rate of 4.5% at March 31, 2014)	$813,720	$745,808
$400.0 million 2013 Second Lien Term Loan, net of unamortized discount of $2.4 million and $2.5 million, respectively, payable at maturity, June 29, 2020; interest at LIBOR with a floor of 1.00%, plus 7.25% (rate of 8.25% at March 31, 2014)	397,579	397,484
Revolver, payable at maturity, June 29, 2017; interest at LIBOR or prime plus an applicable margin	—	—

Total	1,211,299	1,143,292
Less: Current portion	(8,270)	(8,270)

Long-term debt	$1,203,029	$1,135,022

As of March 31, 2014, the Company’s long-term debt consists of an $830.0 million first lien term loan (the “2013 Term Loan”), a $100.0 million revolving credit facility (the “Revolver”), and a $400.0 million second lien term loan (the “2013 Second Lien Term Loan”) (the “Credit Facilities”, collectively). On December 18, 2013, the Company entered into an amendment to its then outstanding 2012 loan. This 2013 Term Loan permitted the borrowing of new 2013 term loans, including an $85.0 million incremental first lien term loan and a $70.0 million incremental first lien delayed draw term loan with an interest rate of 0.25% per quarter on the aggregate principal amount. The incremental first lien delayed draw was drawn in January 2014. Net proceeds to the Company were $69.7 million.

On February 13, 2013, the Company entered into an amendment to its then outstanding 2012 term loan (“2013 Amendment”), which reduced the applicable margin rate, added an additional $75.0 million of debt to the 2012 Term Loan and incurred an exchange of debt among multiple lenders. The 2013 Amendment did not modify any other terms of the 2012 Term Loan and constituted a repricing transaction in respect to the 2012

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(11) Long-Term Debt (continued)

Term Loan. The net proceeds of the 2013 Amendment of $672.0 million were used to refinance the existing 2012 Term Loan of $591.5 million and pay accrued interest. In addition, the Company paid a total of $9.7 million in fees in relation to the transaction. Net proceeds to the Company were $61.1 million.

The 2013 Amendment involved multiple lenders who were considered members of a loan syndicate. In determining whether the refinancing was to be accounted for as a debt extinguishment or modification, the Company considered whether the creditors remained the same or changed and whether the change in debt terms was substantial. The debt terms were considered substantially different if the present value of the cash flows of the term loans under the credit agreement, as amended, was at least 10% different from the present value of the remaining cash flows of the original term loans (the “10% Test”). The Company performed a separate 10% Test for each individual creditor participating in the loan syndicate. The loans of creditors who did not participate in the 2013 Amendment were accounted for as a debt extinguishment. When there was a change in principal balance for individual creditors, in applying the 10% Test, the Company used the cash flows related to the lowest common principal balance, or the Net Method. Under the Net Method, any principal in excess of a creditor’s reinvested principal balance was treated as a new, separate debt issuance, and any decrease in principal was treated as a partial extinguishment of debt.

For debt considered to be extinguished, the unamortized deferred financing costs and unamortized original issue discount associated with the extinguished debt were expensed. For debt considered to be modified, the unamortized deferred financing costs and unamortized original issue discount associated with the modified debt continue to be amortized, new creditor fees were capitalized and new third-party fees were expensed. For new creditors, new creditor fees and new third-party fees were capitalized. As a result, the Company recorded a loss on the extinguishment of debt in the accompanying consolidated statement of income and comprehensive income of $4.4 million related to the 2013 Amendment during the three months ended March 31, 2013. Deferred financing costs of $7.1 million were recorded in other current assets and other assets, as well as a debt discount that reduced long-term debt in the accompanying consolidated balance sheet, and are being amortized over the terms of the related debt.

The Credit Facilities bear interest at a rate equal to an applicable margin plus, either (1) a base rate determined by reference to the highest of (a) the prime lending rate of Credit Suisse AG, (b) the federal funds rate plus 1/2 of 1% and (c) a reserve adjusted Eurodollar rate determined by reference to the London interbank rate for deposits in dollars for a one month interest period plus 1.00% or (2) a reserve adjusted Eurodollar rate determined by reference to the London interbank rate for deposits in dollars for the applicable interest periods. The Credit Facilities annual base rate may never be lower than 2.00% and Eurodollar rate may never be lower than 1.00%.

The initial applicable margin for initial term loans under the 2013 Term Loan is 2.50% with respect to base rate loans and 3.50% with respect to Eurodollar rate loans. The initial applicable margin for revolving loans is 3.75% with respect to base rate loans and 4.75% with respect to Eurodollar rate loans, and it may be reduced subject to the Company attaining certain first lien leverage ratios. The applicable margin for term loans under the 2013 Term Loan is 6.25% with respect to base rate loans and 7.25% with respect to Eurodollar rate loans.

At March 31, 2014, the maximum available to the Company under the Revolver was $98.4 million, net of outstanding letters of credit with an aggregate face amount of $1.6 million. No amounts were drawn on the Revolver as of March 31, 2014 and December 31, 2013.

The Credit Facilities and the Revolver are collateralized by all the assets and equity of the Company’s subsidiaries, excluding its captive insurance subsidiary and certain other subsidiaries as defined in the credit

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(11) Long-Term Debt (continued)

agreements. The Company is subject to certain covenants and restrictions under the Credit Facilities. At March 31, 2014, the Company was in compliance, in all material respects, with these financial covenants and restrictions.

(12) Retirement Plans

The Company maintains qualified contributory savings plans (the “Plans”) as allowed under Section 401(k) of the Internal Revenue Code. In addition, in connection with certain acquisitions, the Company continues to maintain defined contribution savings plans allowed under Section 401(k) and/or Section 401(a). The Plans permit participant contributions and allow elective Company contributions or required Company contributions subject to the limits defined by each of the Plans. In connection with the Plans, the Company recorded expenses of approximately $3.0 million and $3.1 million for the three months ended March 31, 2014 and 2013, respectively. The expenses were recorded in practice personnel expenses and general administrative expenses in the accompanying condensed consolidated statements of income and comprehensive income.

(13) Fair Value Measurements

Fair Value Hierarchy

Financial assets and liabilities are categorized based on the inputs to the valuation technique into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets and liabilities and the lowest priority to unobservable inputs. The various levels of the fair value hierarchy are described as follows:

•	Level 1—Quoted prices in active markets for identical assets or liabilities.

•

Level 2—Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3—Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

The use of observable market data is required when available in making fair value measurements. When inputs used to measure fair value fall within different levels of the hierarchy, the level within which the fair value measurement is categorized is based on the lowest-level input that is significant to the fair value measurement.

Recurring Fair Value Measurements

The following table presents the Company’s fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis (in thousands):

	March 31, 2014 Fair Value Measurements			December 31, 2013 Fair Value Measurements
Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Certificates of deposit	$—	$4,481	$—	$—	$4,231	$—

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(13) Fair Value Measurements (continued)

Recurring Fair Value Measurements (continued)

In addition to the preceding disclosures ASC 825 “Financial Instruments” requires the disclosure of the estimated fair value of financial instruments. The carrying amounts of cash and cash equivalents, restricted cash, restricted marketable securities, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short maturities of the respective instruments. The carrying value of the variable rate long-term debt is estimated based on current market interest rates for debt with similar maturities (Level 2) and approximates fair value at March 31, 2014 and December 31, 2013, since the related interest rates approximate current market rates available for similar debt instruments.

Non-Recurring Fair Value Measurements

The Company follows the provisions of ASC 820-10-05 for its nonfinancial assets and liabilities that are not permitted or required to be measured at fair value on a recurring basis. The Company’s nonfinancial assets and liabilities that are not permitted or required to be measured at fair value on a recurring basis typically relate to long-lived assets held and used, goodwill and the investment in joint ventures. The Company is required to provide additional disclosures about fair value measurements as part of its financial statements for each major category of assets and liabilities measured at fair value on a nonrecurring basis. During the three months ended March 31, 2014, the Company recognized a loss of $1.8 million in order to recognize the fair value of its investment in the JV at March 31, 2014 (See Note 2). At March 31, 2014 and December 31, 2013, there were no other fair value adjustments or fair value measurements that were required for nonfinancial assets or liabilities.

Fair Valuation Methods

Certificates of deposit—These securities are valued using industry-standard models that consider various assumptions, including time to maturity, applicable market volatility factors, and current market and selling prices for the underlying debt instruments that are traded on the open market, even if not highly liquid. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data and are supported by observable levels at which transactions are executed in the marketplace.

(14) Commitments and Contingencies

Major Customers

A significant portion of the Company’s net revenue is derived from delivering hospital-based physician services at multiple hospitals that have common ownership. For the three months ended March 31, 2014 and 2013, no hospital system comprised 10% or more of the Company’s net revenue.

Self-Insurance

Due to the nature of its business, the Company becomes involved as a defendant in medical malpractice lawsuits, some of which are currently ongoing, and is subject to the attendant risk of substantial damage awards. Since January 2003, the Company has generally maintained a claims-made insurance arrangement with a third-party insurer. The insurance arrangements with the third party are reinsured through the Company’s wholly owned captive insurance company, Marblehead Surety & Reinsurance Company, Ltd. (“Marblehead”) either directly between the insurer and Marblehead or between the Company and Marblehead as part of its self-insured retention. This exposure is collateralized by assets held in trust to the benefit of the Company’s third-party insurers.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(14) Commitments and Contingencies (continued)

Self-Insurance (continued)

In addition, the Company continues to purchase professional liability insurance on a claims-made basis from third party insurers on certain acquired practices and for a limited number of other physicians that practice in states or hospitals with malpractice coverage requirements different than those provided through its arrangement with Marblehead.

The liabilities for self-insurance in the accompanying consolidated balance sheets include estimates of the ultimate costs related to both reported claims on an individual and aggregate basis and unreported claims. The estimates are based on the Company’s historical experience, the advice of outside legal counsel and actuarial analysis.

There can be no assurance that an existing or future claim or claims will not exceed the limits of available insurance coverage or that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claims. A judgment against the Company in excess of such coverage could have a material adverse effect on the consolidated financial position, operations and comprehensive income or cash flows of the Company.

Litigation

During the normal course of its business, the Company is a party to pending and threatened legal actions and proceedings. The majority of these matters involve claims of medical malpractice. These lawsuits are not expected to result in settlements or judgments that exceed the Company’s insurance coverage and its reserves for uninsured claims, litigation and assessments. Therefore, management believes, based on the advice of legal counsel, that the ultimate resolution of such matters will not have a material adverse impact on the consolidated financial position, results of operations and comprehensive income, or cash flows of the Company.

Government Regulation

A significant portion of the Company’s net revenue is derived from payments made by government health care programs, principally Medicare and Medicaid. These government programs, as well as private insurers, have taken and may continue to take, steps, including a movement towards managed care, to control the cost, eligibility for, use and delivery of health care services as a result of budgetary constraints and cost containment pressures. These third-party payors may also attempt to control costs using other measures, including bundling payments for multiple services and denying or reducing reimbursement for certain services and treatments. As a result, payments from government programs or private payors may decrease significantly. The Company’s business may be materially affected by limitations of or reductions in reimbursement amounts or rates or elimination of coverage for certain individuals or treatments.

Moreover, because government programs generally provide for reimbursement based on a fee schedule rather than on the providers’ charges, the Company generally cannot increase their revenue from these programs by increasing the amount the Company charges for their services. In addition, funds the Company receives from third-party payors are subject to audit with respect to the proper billing for physician and ancillary services, and accordingly, the Company’s revenue from these programs may be adjusted retroactively. Any retroactive adjustments to the Company’s reimbursement amounts could have a material effect on its consolidated financial condition, results of operations and comprehensive income, as well as cash flows.

The healthcare industry is governed by a framework of federal and state laws, rules, and regulations that are extensive and complex and for which, in many cases, the industry has the benefit of only limited judicial and

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(14) Commitments and Contingencies (continued)

Government Regulation (continued)

regulatory interpretation. Medicare and Medicaid fraud and abuse laws prohibit, among other things, any false claims, or any bribe, kick-back or rebate in return for the referral of Medicare and Medicaid patients. Violation of these prohibitions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs. If the Company is found to have violated these laws, rules, or regulations, the Company’s business, and consolidated financial position, results of operations and comprehensive income, and cash flows could be materially adversely affected.

Moreover, the federal healthcare reform legislation signed into law in 2010 contains numerous provisions that may reshape the United States healthcare delivery system, and healthcare reform efforts continue to attract significant legislative interest, legal challenges and public attention that create uncertainty and the potential for additional changes. Healthcare reform implementation, additional legislation or other changes in government regulation may affect the Company’s reimbursement, restrict the Company’s existing operations, limit the expansion of the Company’s business or impose additional compliance requirements and costs, any of which could have a material adverse effect on the Company’s business, financial position, results of operations and comprehensive income, and cash flows.

Management has implemented policies and procedures that management believes will ensure that the Company is in substantial compliance with these laws and regulations but there can be no assurance the Company will not be found to have violated certain of these laws and regulations.

In addition, Medicare reimbursement rates could be reduced due to updates made on an annual basis based on statutory formulas. Presently, Medicare pays for all physician services based upon a national fee schedule, which contains a list of uniform rates. The payment rates under the fee schedule are determined based on national uniform relative value units for the services provided, a geographic adjustment factor, and a conversion factor. The fee schedule is adjusted annually based on a complex formula that is linked in part to the use of services by Medicare beneficiaries and the growth in gross domestic product. Since 2002, this formula has resulted in negative payment updates under the fee schedule that have grown increasingly larger, and Congress has repeatedly intervened with interim legislation to prevent scheduled payment reductions. For 2014, the Centers for Medicare & Medicaid Services, the agency responsible for administering the Medicare program (“CMS”), projected a rate reduction of 20.1% from 2013 levels and earlier estimates had projected a 24.4% reduction. A series of laws was enacted that delayed the scheduled reduction in physician payments and provided for a 0.5% increase through December 31, 2014, and a zero percent update from 2014 payment amounts to the 2015 Physician Fee Schedule through March 31, 2015. If Congress fails to intervene to prevent the negative update factor in the future through either another temporary measure or a permanent revision to the statutory formula, the resulting decrease in payment may adversely impact physician revenues, as well as our revenues.

In addition, the Budget Control Act of 2011, as amended by the American Taxpayer Relief Act of 2012, imposed across-the-board cuts (“sequestrations”) to mandatory and discretionary spending, which included aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect in April 2013. The Bipartisan Budget Act of 2013, which was signed into law in December 2013, extended these annual reductions of 2% for an additional two years, through 2023. Any reductions in Medicare reimbursement rates may not only have a detrimental impact on the Company’s reimbursement rates for Medicare patients, but also for other patients covered by certain Medicaid and commercial payors that base their rates on a percentage of Medicare rates. Accordingly, any significant spending reductions affecting Medicare, Medicaid or other publicly funded or subsidized health programs could have a material adverse effect on the Company’s consolidated financial condition, results of operations and comprehensive income, and cash flows.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(15) Related Parties

For the three months ended March 31, 2014 and 2013, the Company paid Hellman & Friedman Capital Partners, VI, L.P. (“H&F”), a party related to a member of the Company, $21,000 and $23,000, respectively, for reimbursement of expenses. Additionally, during the three months ended as of March 31, 2014 and 2013, the Company paid $0.5 million, respectively, to two companies affiliated with H&F for payroll and billing related services. At March 31, 2014, amounts due to these companies were $0.3 million. No amounts were due as of December 31, 2013.

(16) Members’ Equity

The Company is a limited partnership, and the equity interests of the partners are designated in units. The Class A Units of the Company were issued to investment fund affiliates of Hellman & Friedman LLC and certain key executives at a price of $1,000 per unit, for a total price of approximately $410.9 million. In 2013, Class A-1 Units valued at $10.0 million were issued as a portion of the consideration paid for an acquisition.

Certain key executives of the Company have unit incentive award agreements. The Company has awarded Class B-1, B-2 and B-3 Units (collectively referred to as the “Class B Units”), Class C Units and Class D and D-1 Units (collectively, the “Class D Units”) with varying restrictions and performance criteria.

The Company recognizes compensation expense related to its units on a straight-line basis over the corresponding vesting periods or implied service periods, as applicable. The Company recognized equity based compensation of $1.3 million and $0.8 million for the three months ended March 31, 2014 and 2013, respectively.

The Company issued 8,600 of class D units during the three months ended March 31, 2014. No units were issued during the three month period ended March 31, 2013.

(17) Net Revenue

Net revenue consists of fee for service revenue, contract revenue, management fees and other revenue. The Company’s net revenue is derived principally from the provision of physician services to patients of the healthcare facilities the Company serves.

Adjudicated fee-for-service revenue represents our net revenue for which we have a significant level of contract and other rate information available electronically that we can rely on for estimating our contractual discounts. Non-adjudicated fee-for-service revenue represents revenue for which we generally base our contractual discounts on actual and historical cash collections, adjusted for agreed upon contracted payor rate increases.

The Company also earns contract revenue directly from its hospital customers through a variety of payment arrangements that are established when payments from third-party payors are inadequate to support the costs of the contract.

The Company derives management fees pursuant to contractual agreements with certain of its physician practices, which require the practices to pay the Company management fees that are based on a flat fee or a percentage of net fee for service revenue, depending on the nature of services provided. The Company also earns other revenue for services performed that are ancillary to its primary operations.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(17) Net Revenue (continued)

Net revenue consists of the following (in thousands):

	For the three months ended March 31,
	2014		2013
Medicare	$31,005	12.4%	$32,756	15.1%
Medicaid	13,803	5.5%	14,581	6.7%
Commercial and managed care	141,412	56.4%	130,782	60.4%
Self-pay	15,078	6.0%	15,273	7.0%

Net adjudicated fee for service revenue	201,298	80.3%	193,392	89.2%
Net non-adjudicated fee for service revenue	36,973	14.7%	15,151	7.0%

Net fee for service revenue	238,271	95.0%	208,543	96.2%
Contract revenue	21,576	8.6%	18,405	8.5%
Management fee and other revenue	3,611	1.4%	2,678	1.2%

Revenue, net of contractual discounts	25,187	10.0%	21,083	9.7%
Provision for uncollectibles	(12,636)	(5.0%)	(12,950)	(5.9%)

Net revenue	$250,822	100.0%	$216,676	100.0%

(18) Segment Reporting

The Physician Services segment represents an aggregation of anesthesia, children’s services, radiology and emergency medicine services, providing healthcare services to hospitals and ambulatory surgical facilities on a fee for service or contract basis. These operating segments were aggregated into one reportable segment due to their similar economic characteristics, products, production methods and distribution methods.

The Other Services segment is an aggregation of other services provided in an office-based setting such as gynecology, obstetrics and perinatology, as well as ambulatory service centers, physician recruiting services and other operations that service the business as well as third parties. The services within this operating segment are deemed to be significantly different than those provided within Physician Services and do not meet the aggregation criteria prescribed by the segment reporting guidance nor do they meet the quantitative thresholds that would require a separate presentation. Accordingly, it is presented in the “All Other” category.

Segment amounts disclosed are prior to any elimination entries made in consolidation, except in the case of net revenue, where intercompany charges have been eliminated.

Assets, capital expenditures and certain expenses are not allocated to the segments. Unallocated expenses include general and administrative expenses, net interest expense, depreciation and amortization, income taxes and non-controlling interests. The Company evaluates segment performance based on profit and loss before the aforementioned expenses.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(18) Segment Reporting (continued)

The following table presents financial information for each reportable segment (in thousands):

	For the three months ended March 31,
	2014	2013
Net revenue:
Physician Services	$236,015	$200,161
Other services	14,807	16,515

Total net revenue	$250,822	$216,676

Income from operations:
Physician Services	$51,992	$40,898
Other services	2,030	2,294
General and administrative	(22,361)	(15,442)
Depreciation and amortization	(9,889)	(8,743)

Total income from operations	$21,772	$19,007

Reconciliation of income from operations to net income:
Income from operations:	$21,772	$19,007
Interest expense, net	19,017	12,006
Loss on extinguishment of debt	—	4,390
Other (income) expense, net	12	—
Provision for income taxes	1,138	1,372
Loss on unconsolidated joint ventures	432	—

Net income	$1,173	$1,239

(19) Subsequent Events

On May 29, 2014, Sunbeam Holdings, L.P., Sunbeam GP Holdings, LLC, a Delaware limited liability company and the sole holder of membership interests in the General Partner, Sunbeam GP LLC, a Delaware limited liability company and the general partner of Sunbeam Holdings, L.P. (the “General Partner”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Sunbeam Holdings, L.P. (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, entered into a definitive purchase agreement and agreement and plan of merger (the “Merger Agreement”) with AmSurg Corp., a Tennessee corporation (“AmSurg”), Arizona Merger Corporation, a Delaware corporation and direct wholly owned subsidiary of AmSurg (“Merger Sub”), and Arizona II Merger Corporation, a Delaware corporation and direct wholly owned subsidiary of AmSurg (“Merger Sub II”), pursuant to which (i) AmSurg will purchase 100% of the issued and outstanding membership interests of the General Partner and (ii) Sunbeam Holdings, L.P. will merge with and into Sunbeam Primary, with Sunbeam Primary surviving such merger (“Merger 1”), and immediately following Merger 1, Merger Sub will merge with and into Sunbeam Primary, with Sunbeam Primary surviving such merger as a wholly owned subsidiary of AmSurg (“Merger 2”). If, based upon the relative proportion of cash and stock included in the merger consideration payable under the Merger Agreement, the transactions contemplated by the Merger Agreement are intended to qualify as a plan of reorganization within the meaning of Section 1.368-2(g) of the Treasury Regulations, then, following Merger 2, Sunbeam Primary will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly owned subsidiary of AmSurg.

SUNBEAM HOLDINGS, L.P. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013 (unaudited)

(19) Subsequent Events (continued)

The aggregate merger consideration payable as a result of the transaction will be $2.35 billion, subject to certain adjustments, and will be composed of cash and either shares of AmSurg’s common stock or shares of AmSurg’s preferred stock. Prior to the closing of the transaction, AmSurg may elect to replace all or any portion of such merger consideration to be paid in its capital stock with cash.

The transaction is expected to close in the third quarter of 2014 and is subject to, among other things, the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as well as other customary closing conditions.

The consolidated financial statements reflect the Company’s evaluation of subsequent events through June 6, 2014, the date the financial statements were available to be issued.